Exhibit 21
                    Subsidiaries of Universal Holding Corp.

Name                                           Place of Incorporation
- ----                                           ----------------------

American Professive Life & Health
  Insurance Company of New York                New York
American Pioneer Life Insurance Co.            Florida
Quincy Coverage Corporation                    New York
WorldNet Services Corporation                  Texas
WorldNet Services Corporation                  Ontario, Canada
WorldNet Services Corporation                  Florida